Just energy

KINGSDALE Advisors

Security Class
TERM LOAN DEBTHOLDERS

# Form of Proxy - Special Meeting to be held on August 25, 2020

## This Form of Proxy is solicited by and on behalf of Management.

### Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

**Proxies submitted must be received by 10:00 a.m., Toronto Time, on August 21, 2020.**

**Voting by mail** is the only method of voting for securities held in the name of a corporation or securities being voted on behalf of another individual.
**Voting by mail** is the only method by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

**To vote by mail**, this Form of Proxy must be mailed to:

Kingsdale Advisors
The Exchange Tower
130 King Street West, Suite 2950
P.O. Box 361 Toronto ON M5X 1E2
Attention: Corporate Actions

If you have any questions, please contact Kingsdale Advisors, the strategic securityholder advisor and proxy and information agent for Just Energy Group Inc., by telephone at 1-866-581-1487 toll-free in North America (+1-416-867-2272 collect) or by e-mail at contactus@kingsdaleadvisors.com.

## Appointment of Proxyholder

**I/We being holder(s) of senior unsecured debt of Just Energy Group Inc. hereby appoint:** William Weld, or failing him, Scott Gahn, or failing him, Jonah Davids

**OR**

**Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.**

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of holders of senior unsecured debt of Just Energy Group Inc. to be held at Vantage Venues, 150 King Street West, 27th Floor, Meeting Room L1, Toronto, Ontario M5H 1J9 on Tuesday, August 25, 2020 at 10:00 a.m. and at any adjournment or postponement thereof.

**VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.**

| | For | Against |
|---|---|---|
| 1. **Plan of Arrangement**<br>The approval of a special resolution, the full text of which is set forth in Appendix A of the accompanying management proxy circular of Just Energy dated July 17, 2020 (the "Proxy Circular"), approving a plan of arrangement under Section 192 of the *Canada Business Corporations Act*, as more particularly described in the Proxy Circular. | ☐ | ☐ |

## Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

**Signature(s)**

**Date**

DD / MM / YY